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Ratio of Earnings To Fixed Charges
Garden State Newspapers, Inc.

                                        1994      1995     1996     1997
                                     ------------------------------------

Pretax Income                         (15,253)      684     (752)  34,577

          Fixed Charges
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Interest                               21,607    24,539   25,950   30,902
Debt Issuance Cost                     11,665         -    1,092    4,508
Capital lease interest                    922     1,120    1,015    1,001
                                     ------------------------------------
                                       34,194    25,659   28,057   36,411
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Ratio of Earnings to Fixed Charges    (15,253)      1.0     (752)     1.9
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